UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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MYERS INDUSTRIES, INC.

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April 2015 Myers Industries, Inc. Investor Presentation

Overview
•
We don’t believe that GAMCO has articulated a specific course of action that would improve shareholder value.
•
GAMCO has not articulated a sound capital allocation concern or alternative proposal.
•
GAMCO’s nominees do not have skills that are more relevant
to the Company’s current strategy than those of the current
board.
•
GAMCO’s Presentation about Improving Shareholder Value
contains many inaccuracies and delves into ancient
history. We are focused on what is best for the shareholders today and the strategy that is being executed now.
•
We believe shareholders should vote FOR the Company’s
directors on the WHITE proxy card.

Summary

•
The Board and Management have been proactive in executing the strategic plan to focus the business segments.
•
While business has short-term economic hurdles to cross, it now has a higher future growth and higher margin profile than historical business.
•
Capital allocation discipline allowed the Company to transform its business and maintain a strong financial profile, all while returning significant capital to shareholders through dividends and share repurchases.
•
Over the most recent five years, the Company has delivered TSR of 119.9% on an annualized basis, while paying dividends, reducing expenses and investing for future growth and increased productivity.
•
Company maintains a strong, independent Board and has consistently executed corporate governance best practices.
•
GAMCO has consistently failed to articulate any specific concerns regarding the Company’s operations or propose a new strategy for the Company going forward beyond share repurchases.
•
GAMCO’s proposed director nominees are financial engineers with no manufacturing, distribution  or industry experience that might complement and enhance the Board.
Shareholders are urged to vote FOR the Company’s Directors on the
WHITE proxy card

Company Overview, Strategy and Financial Strength 4

Material Handling | Reusable Containers

Distribution | Tire Maintenance Supplies

28%
72%

24%
76%

Two core businesses & reporting
segments:
Material Handling
•
Polymer-based returnable packaging
•
Polymer-based storage and safety products
•
Specialty molding
Distribution
•
Largest wholesale U.S. distributor of tools, supplies and
equipment for the tire, wheel and undervehicle
service segment industry
•
Manufacturer of repair and retread products
2014 Net
Sales*
2014 Adjusted Income
Before Taxes*
Material Handling |
Distribution
*Data has been updated to reflect discontinued operations presentation, segment realignment completed in June 2014, and inclusion of Scepter Corporation
Group’s full year 2014 sales and income before taxes.
Company at a Glance (NYSE: MYE)

Streamlined Operating Segments
Over the course of 18 months, Myers has realigned and reduced the number of its reportable operating segments from four to two distinct businesses through a series of planned strategic transactions.
•
Divested WEK Industries, Inc., a non-core business, in June 2014 for $20 million
•
Used proceeds to help fund the acquisition of Scepter
•
Acquired Scepter in July 2014 for $157 million
• Complements and grows Material Handling Segment with adjacent products and technologies and expands end markets and geographic reach
• Provides opportunities for cross selling with existing Myers’ businesses in a number of end markets, including Marine, Industrial, and Automotive
• Annual sales of approximately $100M increases Material Handling revenue by 25%
• Higher margins and better growth potential than divested Lawn & Garden business
•
Divested underperforming Lawn and Garden segment in February 2015 for $110 million
•
Net proceeds from the transaction used to pay down debt

Third Party Views Validate Strategic Actions

In March 2015 a third-party consultant  (Alpha IR Group) was retained to conduct a perception audit of Myers Industries among the Company’s top shareholders and covering sell-side analysts.
“The story behind Myers has definitely improved and simplified over the past five years, which has been very good. In general, the shift towards the Material Handling and Distribution segments has really helped to simplify the view of the Company. It’s a vast improvement from where it was a few years back.”
– Covering Sell-side Analyst
“I think the management team is doing fine. It was a really good move to get rid of Lawn and Garden. It has probably taken them longer than some people would have liked, but they did it in a thoughtful way by getting it in order so that they could get a better price than they would have otherwise.”
– Institutional Shareholder
“The Company finally did what everyone wanted it to do, which was to get rid of Lawn & Garden. Some people were disappointed with the price they got, but the fact of the matter is that it wasn’t a business that was going to attract investors to the stock.”
– Covering Sell-side Analyst
"It is encouraging that the Company has recognized some of their segments do not fit together and hopefully they will continue to simplify the business. They need to weed out the poor performers and keep the strong performers. We hope that Myers can do everything they can continue to simplify their business, increase organic growth and profitability, and then return those dollars—preferably in the form of dividends—to shareholders.”
– Institutional Shareholder

•
Focus on markets that have strong, sustainable growth
and profit potential
•
Material Handling:
•
Food processing
•
Agriculture
•
Industrial
•
Marine
•
Distribution:
•
Auto dealer tire market
•
Fleet maintenance
•
E-Commerce
•
Invest within our growth platforms for value creation
•
Drive earnings growth faster than sales growth
•
Maintain a strong and flexible balance sheet

Strategic Goals

Financial Goals and Progress

•
Operating performance in 2014 impacted by poor weather conditions early in the year, freight and logistical issues, weak commodity prices and the troubled Brazilian economic climate
•
ROIC in 2014 impacted by acquisition of Scepter which took place mid-year
• Despite challenging year operationally, generated strong free cash flow in 2014
2014 Results:
Metric Goal 2014
(5)
2013
(5)
2012
(5)
Sales Growth
(1)
> 2.0x GDP 7% 7% 7%
Gross Profit Margin > 30% 26% 29% 30%
Free Cash Flow
(2)
   100% of Net Income 308% 205% 90%
ROIC
(3)
> 10% 5% 17% 15%
Innovation / NPD
(4)
>10% of Sales 8% 7% 3%
Operations Excellence Savings 3% of COGS (gross) 2% 2% 2%
(1) Using real GDP forecasted and actual growth rates, 2.0x GDP growth = 4.8%, 4.4% and 4.6% for 2014, 2013 and 2012 respectively.
(2) Free cash flow calculated as cash flow provided by continuing operations - capital expenditures for continuing operations.
(3) ROIC = Net Operating Profit After Tax/(Debt + Equity).
(4) NPD = New Product Development calculation based on products/services introduced within the last three years.
(5) All years reflect discontinued operations presentation. 2012 and 2013 do not include Scepter acquisition completed in 2014.
Key Accomplishment Metrics

Net Sales Growth
+
• Select investments and acquisitions
• Richer product mix
• New markets and geographies
Profitability
+
• Optimize capacity
• Drive greater operating efficiency
• Enhance product mix
Free Cash Flow
• Sales growth and profitability improvement
• Capital discipline
Growth Drivers

$100
$80
$60
$40
$20
$0
$29
$55
$77
$20
$57
$25
$42
$24
$54
$28
$30 - $35
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Estimate

Solid Cash Flow Generation

Notes:
1) Free cash flow calculated as cash flow from continuing operations less capital expenditures  for continuing operations.
2) Years 2012 – 2015 have been adjusted to reflect discontinued operations presentation.
Generating Free Cash Flow, Investing for the Future and
Returning Cash to Shareholders
$(Millions)
Free Cash Flow
As Reported Continuing Operations

$300
$250
$200
$150
$100
$50
$0
70%
60%
50%
40%
30%
20%
10%
0%
44%
41%
41%
34%
39%
28%
27%
25%
28%
14%
61%
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Net Debt ($ Millions)
Net Debt-to-Capital

Strong & Flexible Balance Sheet

Notes:
1) Net Debt-to-Capital ratio calculated as net debt (long-term debt – cash)/(net debt + equity).
2) Net Debt at December 31, 2014 was $231.7M. Available liquidity at December 31, 2014 was $159M.
3) Data has not been adjusted to reflect discontinued operations.
Net Debt-to-Capital
Maintaining strong balance sheet for investments and
returning capital to shareholders
Does not reflect the
pay down of $70
million of debt
from net proceeds
from the sale of the
Lawn & Garden
business completed
in  February 2015

Balanced Approach to Capital Allocation

• Core markets
• Adjacencies
• Dividends
• Share repurchases
• Debt reduction
Growth Through Acquisitions
Return Capital to Shareholders
Organic Growth
• Reinvest in business
• New product development
• Process improvements
Investing for the future and returning cash
to shareholders
• Market development

$0.13
$0.11
$0.09
$0.07
$0.05
$0.03
CAGR = 17.8%
$0.07
$0.08
$0.09
$0.13
$0.135
2011
2012
2013
2014
Q1 2015

$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$0.0
$21.0
$4.2
$8.1
$55.0
2010
2011
2012
2013
2014

Returning Cash to Shareholders
•
Increased Dividend
•
Increased Q1 2015 quarterly dividend by 4% to $0.135 per share

Quarterly Dividends Paid
•
Bought Back Shares
•
Invested $33M to buy back 2.8M shares from 2011 to 2013
•
Invested $55M to buy back 2.7M shares in 2014
•
4.4 million shares remaining in Board authorization (as of 12-31-14)
$Millions Invested in Share Repurchases

Sell-side Supportive of Long-term Thesis

“We believe MYE has made considerable progress with respect to cost savings, increased utilization of recycled/reground resin in the manufacturing process and further consolidation through smaller bolt-on acquisitions in key product lines. Additionally, the decision to divest non-strategic assets should enable the company to sharpen its focus on the core Material Handling and Distribution segments.”
-Chris Manuel, Wells Fargo on 9/23/14
“We view favorably the company’s proposed divestiture of the Lawn & Garden segment, which has been a low-
margin business offering a fairly commoditized product in an end market with excess capacity; the Scepter acquisition appears to have been made at a reasonable valuation in the 6x EV/EBITDA range and it offers a complimentary product line to the Material Handling segment and an additive customer base.”
-Gary Farber, CL King on 7/22/14
“We raise our price target to $18 (from $16) on improved demand for Materials Handling segment products. In
3Q:14, the Materials Handling segment faced a challenging demand environment as organic revenue fell due to exposure to the troubled agriculture (AG) sector. In addition, the newly completed Scepter acquisition suffered from customer inventory destocking. We attribute the AG difficulties to falling crop prices that undermined seed box and food storage sales. With crop prices rebounding from October lows, we are more confident that sales of high-margin agriculture products will strengthen again in 2015. In addition, revenue from the Scepter acquisition rebounded in 4Q:14 as challenging winter conditions heightened sales of fuel canisters and customer inventory destocking ended. Myers also expects a lower tax rate of 32.5% in 2015 (from 35% in 2014) due to greater sales outside the U.S. from the Scepter acquisition. Therefore, we lift our 2015 EPS estimate to $0.82 (from $0.77) with better near-term demand, profitability and lower taxes.”
- Chris Butler, Sidoti on 2/25/15

Performance-Driven Compensation Practices; Corporate Governance Principles that Serve All Shareholders 16

Performance-Driven Compensation Practices
• While the Company’s return was down 14% in 2014, total officer compensation was down equal or more to that amount.  As reflected in the Company’s proxy (p. 27), the CEO’s total compensation was down from $4.3 million in 2013 to $3.7 million in 2014 and the CFO’s total compensation was down from $1.1 million in 2013 to $0.9 million in 2014.
• The Company’s non-employee director compensation is below the market median compared to a comparable group of companies based on a 2014 assessment conducted by an independent compensation advisor. Director compensation had not been increased since 2012 and lagged behind comparable companies. On the recommendation of the independent compensation advisor, the Board approved an increase in non-employee director compensation, effective for the 2015-2016 Board term to bring director compensation in line with the market median and to stay competitive.
• The Company’s Stock Ownership Guidelines require the non-employee directors to hold five times the annual cash Board retainer in Myers’ common stock. These Stock Ownership
Guidelines are consistent with best corporate governance practices.
• On March 31, 2015, immediately upon completion of the accounting investigation in Brazil and finalization of the 10-K Annual Report, the Company issued a press release with revised financial results, information regarding the results of the investigation, and information on two material weaknesses in internal control. In addition, 2014 bonus payments were reduced to reflect the adjustments required as a result of the investigation. The press release also noted that a thorough remediation plan addressing the internal control weaknesses is being put in place and will be monitored by the Audit Committee.
• As reflected in the Company’s proxy (p.17), over a three year period, realized and unrealized pay are in alignment with the Company’s performance.

Solid Corporate Governance Principles
•
Separate roles of CEO and Board Chairman
•
All directors stand for election annually
•
No poison pill
•
Broad range of expertise provided by current
board
•
Stock ownership guidelines for officers and
directors
•
Director resignation policy in place
•
No executive employment agreements
•
No gross up provisions
•
Only double trigger change of control protection
•
Clawback policy adopted
•
Focus on pay for performance

Committed and Experienced Board
•
Myers Industries has extremely experienced and effective Board members overseeing a transformational strategic plan and challenging management to drive additional shareholder value creation.
•
The Board is composed of 9 members, 8 of whom are independent
•
The Board’s composition includes expertise from diverse areas:
•
Half of the independent directors have joined the board since GAMCO began its string of proxy contests
•
Board succession plan in place
•
2011:  William Foley
•
2011:  Robert Heisler, Jr.

•
Polymer Manufacturing
•
Industrial Operations
•
Finance & Accounting
•
Distribution
•
Investment Banking
•
Sales & Marketing
•
Audit & Risk Management
•
Strategic Planning
•
Mergers & Acquisitions
•
Compensation
•
2009:  John Crowe
•
2011:  Sarah Coffin

Profile of Current Board of Directors
Vincent C. Byrd (Director since 2006)
•
Vice Chairman, The J.M. Smucker Company (NYSE)
•
Director, Dick’s Sporting Goods, Inc. (NYSE)
•
Expertise in strategy, marketing, operations, finance, international business, mergers and acquisitions, and compensation
Sarah R. Coffin (Director since 2010)
•
Former Chief Executive Officer, Aspen Growth Strategies LLC
•
Director of FLEXcon, a privately held manufacturer of pressure-sensitive films and adhesives
•
Served as Executive Vice President, Hexion Specialty Chemicals (now Momentive) and Senior Vice President,
Noveon, Inc.  (now Lubrizol), both specialty chemical and polymer producers  in the industrial market space
•
Senior level leadership in polymer industry; expertise in marketing, distribution and operations
John B. Crowe (Director since 2009)
•
President, Crowe Consulting International
•
Former Chief Executive Officer and Chairman of Buckeye Technologies Inc. (NYSE)
•
Expertise in packaging markets, international operations, investor relations and strategic planning
William A. Foley (Director since 2011)
•
Chairman of the Board of Directors of Libbey Inc. (NYSE)
•
Retired Chairman and Chief Executive Officer of Blonder Home Accents, a distributor of wallcoverings and home accents
•
Expertise in polymer manufacturing, consumer and distribution businesses, governance, compensation and leadership
Robert B. Heisler, Jr. (Director since 2011)
•
Former Chairman and Chief Executive Officer, KeyBank, N.A. (NYSE)
•
Retired Dean, Kent State University Business School
•
Director, FirstEnergy Corp. (NYSE); TFS Financial Corporation (NASDAQ); The J.M. Smucker Company (NYSE)
•
Former Interim Chief Financial Officer, Kent State University
•
Expertise in finance, management, mergers and acquisitions, and strategic planning

Profile of Current Board of Directors
Richard P. Johnston, Chairman of the Board (Director since 1992)
• Founder and former Chairman and CEO of Buckhorn Inc.
• Founder and former Director of AGCO, Inc. (NYSE), a manufacturer and distributor of agricultural equipment
• Chairman of the Board of Dismal River Golf Club
• Director of Results Radio, Inc.
• Expertise in operations, strategic planning, corporate governance practices, and mergers and acquisitions
Edward W. Kissel (Director since 2000)
• President and Managing Partner of Kissel Group Ltd.
• Director of Smithers Scientific Services, Inc. and of Automated Packaging Systems, Inc.
• Former President, COO  and Director of OM Group, Inc. (NYSE), a specialty chemical company
• Expertise in manufacturing, chemical and commodity industries, sales, marketing, research and development, operations and strategic planning
John C. Orr, President & Chief Executive Officer (Director since 2005)
• Named President and CEO of Myers Industries, Inc. May 2005
• Director, Libbey Inc. (NYSE)
• Vice President of Manufacturing, The Goodyear Tire & Rubber Company (NASDAQ), responsible for global manufacturing and distribution
• Expertise in polymer manufacturing, strategic planning, operations and mergers and acquisitions
Robert A. Stefanko (Director since 2007)
• Former Chairman of the Board and Executive Vice President of Finance and Administration, A. Schulman,
Inc. (NASDAQ), an international supplier of plastic compounds and resins
• Director, OMNOVA Solutions, Inc. (NYSE)
• Expertise in polymers, finance, audit, risk management and compensation

Background and History with GAMCO 22

The Company has made every effort over the last several years to understand and respond to GAMCO’s concerns regarding the Board of Directors:
In November 2008, GAMCO sent a letter to the Company announcing its intention to nominate 3 nominees for election to the Board of Directors at the 2009 Annual Meeting of
Shareholders.  The Company identified and evaluated a highly qualified candidate, John
Crowe, and nominated him for election to the Board of Directors at the 2009 Annual
Meeting of Shareholders.  At the April 30, 2009, Annual Meeting of Shareholders,
shareholders strongly supported the full Company Director slate and did not support the
GAMCO slate.
On October 30, 2009 and again on November 13, 2009, GAMCO disclosed that it had sent letters to the Company announcing its intention to nominate three individuals  for election to the Board of Directors at the 2010 Annual Meeting.  The Company identified and evaluated a highly qualified candidate, Sarah Coffin, and nominated her for election to the
Board of Directors at the 2010 Annual Meeting of Shareholders.
At the April 30, 2010, Annual Meeting of Shareholders, shareholders strongly supported the full Company Director slate and did not support the GAMCO slate.
Background and History with GAMCO

On February 28, 2011, without any other communication to the Company, GAMCO disclosed that it had sent a letter to the Company recommending two individuals for nomination for election as directors of the Company at the Annual Meeting of
Shareholders.  The Company identified two highly qualified candidates for the Board,
William A. Foley and Robert B. Heisler, Jr. , and nominated both individuals for election to the Board at the 2011 Annual Meeting of Shareholders. At the April 29, 2011
Annual Meeting of Shareholders, shareholders strongly supported the full Company
Director slate and did not support the GAMCO slate.
On February 15, 2012, GAMCO disclosed that it had sent a letter to the Company announcing that it was recommending Richard L. Bready and Robert S. Prather for election to the Board of Directors at the 2012 Annual Meeting.  At the April 27, 2012
Annual Meeting of Shareholders, shareholders strongly supported the full Company
Director slate and did not support the GAMCO slate.
Background and History with GAMCO

On February 21, 2013, GAMCO disclosed that it had sent a letter to the Company announcing its intention to nominate Daniel R. Lee for election to the Board of Directors at the 2013
Annual Meeting.
Recognizing that GAMCO is the largest shareholder and weary of incurring the expense and distraction of GAMCO’s repeated proxy contests, the Company agreed to increase the size of the Board to ten members and include Mr. Lee on the Company’s slate, to avoid another proxy contest.
At the April 26, 2013 Annual Shareholder Meeting, the shareholders elected the Company’s slate of Directors, including Mr. Lee.
On November 20, 2014, GAMCO disclosed that it had submitted a Rule 14a-8 proposal for inclusion in the Company’s proxy statement for the 2015 Annual Meeting.
The Company included GAMCO’S proposal in its 2015 proxy statement, and recommended the shareholders vote “No.”
On February 19, 2015, GAMCO disclosed that it sent a letter to the Company announcing that it was nominating Philip T. Blazek, F. Jack Liebau, Jr. and Bruce M. Lisman as candidates for election to the Board of Directors at the 2015 Annual Meeting.
Background and History with GAMCO

The Board was concerned that, if successful, GAMCO could have four representatives on the
Board of Directors of the Company (40% of the Board) and that the interests of all shareholders may not be appropriately represented.  More importantly, none of the GAMCO candidates have experience that was believed to be more helpful to the Company than that of the current Directors.  Like Mr. Lee, each appears to be a “financial engineer” without specific experience in manufacturing or distribution that could be helpful to the Company.
During Mr. Lee’s tenure on the Board, his background in casino management and personal consumer markets did not provide meaningful insight into the Company’s specific business operations or risks.
The Board has a succession plan in place that contemplates retirement of the three most tenured directors over the next three years.  This planned succession will allow for the orderly transition of experience, knowledge and skills necessary to provide the Company with the best director candidates to pursue its strategic objectives and create value for its shareholders.
The Board is actively recruiting director candidates who have skills that will help the
Company continue to achieve its strategic goals and grow in its markets.  Skillsets that have been identified include:  international operations experience, technology expertise, manufacturing expertise, and industry experience in plastics manufacturing, distribution, or in the Company’s primary end markets.
For the foregoing reasons, the Board recommended voting against GAMCO’s candidates and did not include Mr. Lee on the Company’s slate of nominees.
Background and History with GAMCO

Third Party Views Discredit GAMCO

In March 2015 a third-party consultant (Alpha IR Group) was retained to conduct a perception audit of Myers Industries among the Company’s top shareholders and covering sell-side analysts.
“I do not care about Gabelli’s nominees at all. Gabelli is just advocating share buybacks, which are just short-term and dumb. I am glad that they are not going to re-nominate Gabelli’s current guy on the board because I can’t see how he has contributed in a positive way. I am not going to support him because his nominees are not bringing anything new or better to the table.”
– Institutional Shareholder
“None of the names Gabelli put forward as nominees for the Board stand out as that great to me because I don’t think any of them are running companies. In my opinion, all the Gabelli nominations are negatives. I think Gabelli may have been involved in the stock when Goldman tried to buy-out the Company in 2007. He likely got burned on that botched deal, is bitter, and is trying to get his money back as a result.”
– Institutional Shareholder
“I wish we were talking about Gabelli’s nominees being able to execute a restructuring effectively, or that any of them had manufacturing expertise or industrial experience that applies to Myers, or has successfully run a business and helped strategically position a Company. All these guys do is move around money. I’m trying to be polite, but I’m more qualified than these guys are to sit on the Board. We also need to remember that Mr. Gabelli put a person on the Board already, and that person voted in favor of the divestiture and the acquisition, which were all unanimous votes.”
– Covering Sell-Side Analyst
“I thought Gabelli was inappropriate and crossed the line on the last two conference calls. He is the biggest holder of the stock and on the last two calls he has made himself sound like he has no idea what is going on. He carries weight because of his success and reputation, but he does not sound like he really knows what he is talking about. No Company is going to talk about investment banking fees on their earnings calls, and he knows that. It’s not like Myers was going to get $100 million more from Lawn and Garden. At the end of the day, he is picking at peas because investors are universally pleased that Myers sold Lawn & Garden and got something for it because it was a disaster.”
– Covering Sell-Side Analyst

Conclusion
•
We don’t believe that GAMCO has articulated a specific course of action that would improve shareholder value.
•
GAMCO has not articulated a sound capital allocation concern or alternative proposal.
•
GAMCO’s nominees do not have skills that are more relevant
to the Company’s current strategy than those of the current
board.
•
GAMCO’s Presentation about Improving Shareholder Value
contains many inaccuracies and delves into ancient
history. We are focused on what is best for the shareholders today and the strategy that is being executed now.
•
We believe shareholders should vote FOR the Company’s
directors on the WHITE proxy card.

Forward-looking Statements
Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current indicators and expectations.  Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we
"believe," "expect," or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).  You should review this presentation with the understanding that actual future results may be materially different from what we expect.  Many of the factors that will determine these results are beyond our ability to control or predict.  You are cautioned not to put undue reliance on any forward-looking statement.  We do not intend, and undertake no obligation, to update these forward-looking statements.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements.  Such risks include:
(1) Changes in the markets for the Company’s business segments
(2) Changes in trends and demands in the markets in which the Company competes
(3) Unanticipated downturn in business relationships with customers or their purchases
(4) Competitive pressures on sales and pricing
(5) Raw material availability, increases in raw material costs, or other production costs
(6) Harsh weather conditions
(7) Future economic and financial conditions in the United States and around the world
(8) Inability of the Company to meet future capital requirements
(9) Claims, litigation and regulatory actions against the Company
(10) Changes in laws and regulations affecting the Company
(11) The Company’s ability to execute the components of its Strategic Business Evolution process
Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports, which can be found online at www.myersindustries.com and at the SEC.gov web site.

MYERS INDUSTRIES, INC.

TIRE and TUBE
MOUNTING
COMPOUND

Thank You 30